EXHIBIT 15.1

 Lazar Levine & Felix LLP
 CERTIFIED PUBUC ACCOUNTANTS & BUSINESS CONSULTANTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pioneer Commercial Funding Corp.
New York, New York

We have audited the accompanying balance sheet of Pioneer Commercial Funding Corporation (a New York corporation) as of December 31, 2003, and the related statements of operations, comprehensive income (loss), changes in stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Commercial Funding Corporation as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has ceased issuing loans in its' mortgage warehouse lending business. The Company has also suffered recurring losses from operations and has negative working capital and net worth. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ LAZAR LEVINS & FELIX LLP
                                        ------------------------------
                                            LAZAR LEVINS & FELIX LLP

New York, New York
February 9. 2004

350 FIFTH AVENUE 68th FLOORI NEW YORK NY 10118-0170
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Other Office: MORRISTOWN. NJ IT 973 267 1414
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www.lazarcpa.com